Exhibit 99.1

ST. LOUIS MUSIC, INC.

Financial Statements

December 31, 2004, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Stockholders
LOUD Technologies Inc.:

We have audited the accompanying balance sheets of St. Louis Music, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of St. Louis Music, Inc., as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

(signed) KPMG LLP

Seattle, Washington

July 15, 2005

ST. LOUIS MUSIC, INC.
Balance Sheets
December 31, 2004 and 2003
(In thousands, except for share data)

	2004	2003
Assets
Current assets:
Cash and cash equivalents	$10	$19
Available for sale securities	69	52
Accounts receivable, net of allowance of $430 and $280, respectively	9,750	9,149
Inventory	18,546	14,850
Prepaid expenses and other current assets	10	115
Total current assets	28,385	24,185
Property, plant and equipment, net	3,230	3,330
Notes receivable from employees	240	240
Cash surrender value of life insurance	413	365
Other assets, net	74	81
Total assets	$32,342	$28,201

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,972	$2,519
Accrued liabilities	1,350	1,652
Line of credit payable	5,400	4,300
Short-term notes payable to stockholders	41	404
Current maturites of:
Long-term debt	470	571
Capital lease obligations	234	235
Deferred revenue	1,102	1,143
Total current liabilities	12,569	10,824

Long-term debt, excluding current portion	1,251	1,186
Long-term capital lease obligations, excluding current portion	525	759
Other liabilities	9	13
Total liabilities	14,354	12,782

Commitments and contingencies

Stockholders’ equity:
Common stock, $1 par value. Authorized 1,000,000 shares, issued and outstanding 467,500 shares	468	468
Retained earnings	17,493	14,940
Accumulated other comprehensive income (loss)
Unrealized gain on available for sale securities	27	11
Total stockholders’ equity	17,988	15,419
Total liabilities and stockholder’s equity	$32,342	$28,201

See accompanying notes to financial statements.

ST. LOUIS MUSIC, INC.
Statements of Operations
Years ended December 31, 2004, 2003, and 2002
(In thousands)

	2004	2003	2002
Net sales	$83,505	$76,716	$76,478
Cost of sales	62,346	55,915	55,082
Gross profit	21,159	20,801	21,396
Operating expenses:
Selling, general, and administrative	15,423	16,002	15,456
Research and development	2,488	2,218	2,086
Plant closure costs	—	947	—
Total operating expenses	17,911	19,167	17,542
Operating income	3,248	1,634	3,854
Other income (expense):
Interest income	314	299	318
Interest expense	(480)	(476)	(421)
Other	3	57	44
Total other income (expense)	(163)	(120)	(59)
Net income	$3,085	$1,514	$3,795

See accompanying notes to financial statements.

ST. LOUIS MUSIC, INC.

Statements of Stockholders’ Equity and Comprehensive Income

Years ended December 31, 2004, 2003, and 2002

(In thousands)

				Accumulated
				other
	Common stock		Retained	comprehensive
	Shares	Amount	Earnings	income	Total
Balance at December 31, 2001	468	$468	$13,454	$—	$13,922
Distributions	—	—	(2,234)	—	(2,234)
Comprehensive income:
Net income	—	—	3,795	—	3,795
Unrealized loss on available for sale securities	—	—	—	(2)	(2)
Total comprehensive income					3,793
Balance at December 31, 2002	468	468	15,015	(2)	15,481
Distributions	—	—	(1,589)	—	(1,589)
Comprehensive income:
Net income	—	—	1,514	—	1,514
Unrealized gain on available for sale securities	—	—	—	13	13
Total comprehensive income					1,527
Balance at December 31, 2003	468	468	14,940	11	15,419
Distributions	—	—	(532)	—	(532)
Comprehensive income:
Net income	—	—	3,085	—	3,085
Unrealized gain on available for sale securities	—	—	—	16	16
Total comprehensive income					3,101
Balance at December 31, 2004	468	$468	$17,493	$27	$17,988

See accompanying notes to financial statements.

ST. LOUIS MUSIC, INC.

Statements of Cash Flows

Years ended December 31, 2004, 2003, and 2002

(In thousands)

	2004	2003	2002
Operating activities:
Net income	$3,085	$1,514	$3,795
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	700	732	770
(Gain) Loss on asset dispositions	—	168	9
Increase in cash surrender value of life insurance	(48)	(295)	—
Realized gain on available for sale securities	—	—	(42)
Changes in operating assets and liabilities:
Accounts receivable	(601)	2,915	(3,362)
Inventory	(3,696)	3,082	(1,088)
Prepaid expenses and other current assets	105	(89)	73
Other assets	(2)	(4)	(29)
Accounts payable and accrued liabilities	1,151	(1,064)	465
Deferred revenue	(41)	(148)	(59)
Other liabilities	(4)	(43)	2
Cash provided by operating activities	649	6,768	534
Investing activities:
Purchases of property, plant and equipment	(592)	(832)	(412)
Cash used in investing activities	(592)	(832)	(412)
Financing activities:
Net borrowings (payments) under line of credit agreement	1,100	(4,487)	2,380
Borrowings on notes payable to stockholders	41	384	92
Payments on notes payable to stockholders	(404)	(455)	(185)
Principal payments under capital lease obligations	(235)	(216)	(202)
Proceeds from issuance of long-term debt	530	834	513
Principal payments of long-term debt	(566)	(482)	(534)
Distributions paid	(532)	(1,589)	(2,234)
Cash used in financing activities	(66)	(6,011)	(170)
Increase (decrease) in cash and cash equivalents	(9)	(75)	(48)
Cash and cash equivalents at beginning of year	19	94	142
Cash and cash equivalents at end of year	$10	$19	$94

Supplemntal disclosures
Cash paid for interest	$480	$476	$469
Exchange of cash surrender value of life insurance for notes receivable from employees	—	$240	—

See accompanying notes to financial statements

NOTES TO FINANCIAL STATEMENTS

ST. LOUIS MUSIC, INC.

(1)                                 Description of Business

We sell, manufacture and distribute branded musical instruments and equipment, as well as distribute branded music accessory products throughout the United States and internationally to retail music stores and distributors. Our products include Ampeg bass guitar amplifiers; Crate amplifiers; Crate Audio sound reinforcement equipment; Alvarez guitars, banjos and mandolins; and Knilling orchestral string instruments.  As of December 31, 2004, our corporate offices and main warehouse and distribution facilities were in St. Louis, Missouri, as well as a manufacturing plant in Yellville, Arkansas.  During all of 2002 and most of 2003 we also had a manufacturing plant in St. Louis as described in Note 3.

(2)                                 Summary of Significant Accounting Policies

(a)         Basis of Presentation

The financial statements include the accounts of St. Louis Music, Inc., which is collectively hereinafter referred to as “the Company,” “SLM”, “we,” “our” and “us.”

(b)         Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the carrying amount of property and equipment and valuation allowances for receivables.  Actual results may differ from those estimates.

(c)          Revenue Recognition

Revenues from sales of products, net of sales discounts, returns and allowances, are recognized upon shipment under an agreement with a customer when risk of loss has passed to the customer, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection of the resulting receivable is considered probable. Products are generally shipped “FOB shipping point” with no right of return. We do have some dealers who finance their purchases through finance companies. We have manufacturer’s repurchase agreements with the finance companies and defer the revenue and related cost of goods sold of these sales at the time of the sale.  We recognize the revenue and related cost of goods sold from these sales when the right of return no longer exists. The amount of sales for which we had repurchase agreements with at December 31, 2004, 2003 and 2002 was approximately $3,372,000, $3,551,000 and $3,744,000, respectively. Sales with contingencies, such as rights of return, rotation rights, conditional acceptance provisions and price protection, are rare and are deferred until the contingencies have been satisfied or the contingent period has lapsed.  The estimated cost of warranty obligations, sales returns and other allowances are recognized at the time of revenue recognition based on contract terms and prior claims experience.

(d)          Advertising Expense

The cost of advertising included in selling, general and administrative expense is expensed as incurred. For 2004, 2003 and 2002 these expenses totaled $3,427,000, $3,469,000, and $3,244,000, respectively.

(e)          Research and Development Costs

Expenditures relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.

(f)            Cash Equivalents

We consider all demand deposits and all highly liquid debt instruments with maturity at purchase of three months or less to be cash equivalents.

(g)         Available for Sale Securities

Equity securities for which the Company has no immediate plan to sell but may be sold in the future are classified as available for sale and carried at fair value.  Unrealized gains and losses are recorded in stockholders’ equity as a component of accumulated other comprehensive income.

(h)         Accounts Receivable

Accounts receivable are recorded at the invoice amount.  Accounts receivable are generally due 30 days after the issuance of the invoice.  Other terms that are used include one-third due at 30, 60 and 90 days or one-sixth due at 30, 60, 90, 120, 150 and 180 days after the issuance of the invoice.  Accounts that are unpaid after the due date bear a service charge fee of 2% per month.  The allowance for doubtful accounts is our best estimate of the amount of probable credit losses, sales credits, sales returns and quick pay discounts in our existing accounts receivable.  We determine the probable credit losses based upon our historical write-off experience, the current aging of accounts receivable, and customer specific credit risk factors. We determine the sales credit, sales return and quick pay discounts based on historical experience. Accounts receivable balances are written off when we determine that it is unlikely we will receive future remittances.  We do not have any off-balance-sheet credit exposures related to our customers.

(i)            Inventory

Inventory is valued at the lower of average cost or market. Costs included in inventory are materials, freight, duty, labor and factory overhead. Market value adjustments are recorded for excess and obsolete material, slow-moving product, service and demonstration products. We make judgments regarding the carrying value of our inventory based upon current market conditions.

(j)            Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows: buildings, 15 to 30 years; machinery and equipment, 3 to 10 years; furniture and fixtures, 5 to 10 years; computer equipment, 3 to 10 years; and automobiles, 5 years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. Maintenance and repairs are expensed as incurred.

(k)        Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, short-term borrowings, accounts payable, accrued liabilities and long-term debt are carried at cost which approximates their fair value because they are of a short-term nature or have interest rates that approximate market rates.

(l)            Stock-Based Compensation

The Company has no stock-based employee compensation plans therefore net income as presented is the same as would be calculated under SFAS No. 123.

(m)      Guarantees

In the ordinary course of business, we are not subject to potential obligations under guarantees that fall within the scope of FIN No. 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others except for standard indemnification and warranty provisions and give rise only to the disclosure requirements prescribed by FIN No. 45.

Indemnification and warranty provisions contained within our sales agreements are generally consistent with those prevalent in our industry. We generally warrant our products against defects in materials and workmanship for periods of between one and five years. Our Alvarez and Alvarez Yairi guitars have a limited lifetime warranty.

The warranty liability is summarized as follows (in thousands):

	Balance at beginning of year	Charged to cost of sales	Applied to liability	Balance at end of year

2004	$285	$877	$(872)	$290
2003	$245	$852	$(812)	$285
2002	$240	$739	$(734)	$245

(n)         Income Taxes

The Company’s stockholders have elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the Missouri and Arkansas income tax law; therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns.  No provision for federal and state income taxes is included in these statements.

(o)          Certain Significant Risks and Uncertainties

We sell the majority of our products to customers in the U.S.  The Company extends unsecured credit to all of its customers.  In the U.S., we primarily sell our products through third-party resellers and experience individually significant annual sales volumes with major resellers. In 2004, 2003 and 2002, we had sales to one customer of $16,759,000, $14,595,000 and $14,952,000 or 20%, 19% and 20%, respectively, of consolidated net sales.

Our warehouse employees in St. Louis are subject to a collective bargaining agreement.  This represented approximately 10% of our employees as of December 31, 2004.  This agreement expired May 1, 2005 and a new three-year agreement has since been signed.

(3)                                 Plant Closure

During 2003, the Company closed its manufacturing plant located in St. Louis, Missouri.  The products that were manufactured in this plant were relocated to the Arkansas facility by year-end along with certain machinery and equipment and raw materials associated with these products. Certain other assets were disposed of and at December 31, 2003, there were no assets held for sale.  This transaction is considered an exit activity under SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities and is not accounted for as discontinued operations.

The breakdown of expenses incurred during 2003 disclosed separately in operating expenses were (in thousands):

Loss on disposal of property and equipment	$168
One-time termination benefits and related payroll taxes	307
Machinery and equipment dismantling and removal	81
Repairs and maintenance	70
Rent	140
Other	181

$947

The liability is summarized as follows (in thousands):

	Balance at beginning of year	Charged to operating expenses	Payments made on liability	Balance at end of year

2004	$253	$—	$(244)	$9
2003	$—	$947	$(694)	$253

(4)                                 Inventory

Inventory consists of the following:

	December 31,
	2004	2003
	(In thousands)
Raw materials	$1,796	$1,761
Work in process	452	390
Finished goods	16,298	12,699
	$18,546	$14,850

(5)                                 Property, Plant and Equipment

As of December 31, 2004 and 2003, property, plant and equipment consisted of the following:

	December 31,
	2004	2003
	(In thousands)
Buildings and leasehold improvements	$4,201	$4,163
Machinery and equipment	4,516	4,052
Furniture and fixtures	1,660	1,644
Computer equipment	1,678	1,604
Automobiles	71	71
	12,126	11,534
Less accumulated depreciation and amortization	(8,896)	(8,204)
	$3,230	$3,330

(6)                                 Notes Receivable from Employees

During December 2003, the Company elected to exchange its cash surrender value in its split-dollar insurance arrangements with selected employees for notes receivable from the employees in the same amounts.  At December 31, 2004, the balance of the notes receivable is $240,000.  The unsecured notes bear interest at 1.68% and are due on demand.

(7)                                 Deferred Revenue

The Company has some dealers who finance their purchases through finance companies.  We have manufacturer’s repurchase agreements with the finance companies and defer the revenue and related cost of goods sold of these sales at the time of the sale.  We recognize the revenue and related cost of goods sold from these sales when the right of return no longer exists.  Information on these transactions for each period is as follows (in thousands):

	2004	2003

Balance-January 1,	$1,143	$1,291
Gross profit deferred	1,762	1,865
Gross profit recognized	(1,803)	(2,013)
Balance-December 31,	$1,102	$1,143

(8)                                 Debt and Liquidity

(a)         Line of Credit

The Company has a $12.5 million unsecured revolving line of credit expiring April, 2005.  Interest is computed at 0.5% below the bank’s prime rate.  The rate was 4.50%, 3.50% and 3.75% at December 31, 2004, 2003 and 2002, respectively, and is payable monthly.

(b)         Short-Term Notes Payable

Notes payable to stockholders totaled $41,000 and $404,000 at December 31, 2004 and 2003, respectively.  The notes are unsecured, payable on demand and bear interest at 4.50%, 3.50% and 4.25% in 2004, 2003 and 2002, respectively.  Interest is payable annually.

(c)          Long-Term Debt

Long-term debt consisted of the following at December 31:

	2004	2003
	(in thousands)
Note payable, bank (1)	$548	$669
Note payable, bank (2)	207	301
Note payable, bank (3)	234	303
Note payable, bank (4)	110	143
Note payable, bank (5)	—	131
Note payable, bank (6)	92	120
Note payable, bank (7)	—	85
Note payable, bank (8)	—	5
Note payable, bank (9)	530	—
	1,721	1,757
Less current portion	(470)	(571)
	$1,251	$1,186

(1)   Due December 2008; $12,339 payable monthly including interest at prime; secured by equipment.

(2)   Due December 2006; $9,204 payable monthly including interest at 6.15%; secured by equipment.

(3)   Due December 2007; $7,155 payable monthly including interest at 6.15%; secured by equipment.

(4)   Due April 2008; $2,750 payable monthly plus interest at prime minus 0.25%; secured by equipment.

(5)   Repaid December 2004.

(6)   Due December 2007; $2,819 payable monthly including interest at 6.15%; secured by equipment.

(7)   Repaid December 2004.

(8)   Repaid January 2004.

(9)   Due December 2009; $8,333 payable monthly plus interest at prime minus 0.25%; secured by equipment.

Aggregate annual principal payments of long-term debt are stated below (in thousands):

2005	$470
2006	488
2007	394
2008	262
2009	107
Total long-term debt	$1,721

(9)                                 Related-Party Transactions

We have notes payable to stockholders as discussed in Note 8.

We have a lease with an affiliated partnership as discussed in Note 12.  We also have leases with an officer/stockholder as discussed in Note 12.

We have notes receivable from employees as discussed in Note 6.

We have an agreement with an officer/stockholder to pay, upon his death, approximately $1,500,000 of life insurance proceeds once the proceeds are received.  The Company has purchased $1,500,000 of insurance, $500,000 of which is currently pledged on the Industrial Revenue Bond in Yellville, Arkansas.

(10)                          Employee Benefit Plans

We currently have qualified profit-sharing plans under the provisions of Internal Revenue Code Section 401(k) for all U.S. based employees meeting the eligibility requirements. Contributions are based on a matching formula as defined in the plan. Additional contributions may be made at the discretion of the board of directors. Contributions to the respective plans vest ratably over a 6-year period. Contributions to the plan were $200,000, $200,000 and $225,000 in 2004, 2003, and 2002, respectively.

(11)                          Stockholders’ Equity

There are four stockholders in the Company.  The Company makes distributions to these stockholders as determined by the board of directors of the Company.  Total distributions for the years ended December 31, 2004, 2003 and 2002, were $532,000, $1,589,000 and $2,234,000, respectively.

(12)                          Commitments and Contingencies

(a)         Commitments

The Company conducts its operations from leased facilities that include a main office/warehouse/distribution center, a research and development center, three additional warehouses and two manufacturing plants.

The main office/warehouse/distribution center located in St. Louis, Missouri is leased from an affiliated partnership on a month-to-month basis and is accounted for as an operating lease.  Monthly lease payments are $8,759.

A research and development center also located in St. Louis, Missouri is leased from an officer/stockholder and is accounted for as a capital lease.  Monthly lease payments of $8,333 extend through October 2005.

A warehouse located in St. Louis, Missouri is leased from an unrelated party and is accounted for as an operating lease.  The lease requires graduated payments through February 2006 ranging from $26,177 to $27,159 per month.

One manufacturing plant located in St. Louis, Missouri was leased from an officer/stockholder and was accounted for as an operating lease.  The lease required graduated payments during the period of October 1996 to September 2005 ranging from $9,752 to $12,397 per month.  The Company moved the operations of this manufacturing plant to the Yellville, Arkansas location as discussed in Note 3 and this lease was terminated on December 1, 2004.

The above leases require the Company to pay all maintenance, real estate tax, insurance and utility costs.

A warehouse located in Flippin, Arkansas is leased from an unrelated party and is accounted for as an operating lease.  The lease requires monthly payments of $3,000 through June 2005.

A warehouse located in Mountain Home, Arkansas is leased from an unrelated party and is accounted for as an operating lease.  The lease requires monthly payments of $1,687.50 plus 8% sales tax through April 2005.

The company has a capital lease arrangement with the City of Yellville, Arkansas, which issued Industrial Development Revenue Bonds for the benefit of the Company.  The bonds were issued for the purpose of developing a manufacturing facility in Yellville and are collateralized by property, plant and equipment.  Under the provisions of the lease, the Company pays rents equal to the debt service on the outstanding bonds.  Rents are payable semi-annually, at principal plus interest, on the outstanding balance until December 1, 2008.  In addition, the Company maintains certain life insurance coverage as security for the bondholders.

As of December 31, 2004, future minimum lease payments under capital leases and future minimum rental payments required under operating leases that have initial or remaining noncancellable terms in excess of one year are as follows (in thousands):

	Capital Leases	Operating Leases
2005	$275	$348
2006	193	55
2007	194	—
2008	195	—

	857	$403

Less amount representing interest	98

Present value of future minimum lease payments	759

Less current maturities	234

	$525

Property and equipment includes two buildings under capital leases:

	2004	2003
Buildings	$1,576	$1,576
Less accumulated depreciation	891	822
	$685	$754

Rental expense charged to operations for operating leases was approximately $643,000, $647,000 and $612,000 for 2004, 2003 and 2002, respectively.

(b)         Contingencies

The Company is involved in various legal proceedings and claims that arise in the ordinary course of business. We currently believe that these matters will not have a material adverse impact on our financial position, liquidity or results of operations.

(13)                          Subsequent Events

On March 4, 2005, in accordance with an acquisition agreement, 100% of the shares of the Company were acquired by LOUD Technologies, Inc., a Washington based engineer, manufacturer and marketer of professional audio reproduction and recording equipment and software.  The total consideration was $33.7 million in cash, a commitment to receive $3.0 million in two years, $1.2 million in LOUD common stock valued using the February 18, 2005 closing price and liabilities assumed by LOUD of $3.9 million.  The commitment to receive $3.0 million is guaranteed by LOUD Technologies and Sun Capital Partners III QP, LP, an affiliate of Sun Capital Partners who is LOUD’s principal shareholder.  As of the acquisition St. Louis Music, Inc. is a wholly owned subsidiary of SLM Holding Corp., which is a wholly owned subsidiary of LOUD Technologies Inc.